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NXP Semiconductors Reports Third Quarter 2024 Results

EINDHOVEN, The Netherlands, November 4, 2024 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter, which ended September 29, 2024. “NXP delivered quarterly revenue of $3.25 billion, in-line with our overall guidance. While we experienced some strength against our expectations in the Communication Infrastructure, Mobile and Automotive end markets, we were confronted with increasing macro related weakness in the Industrial & IoT market. Our guidance for the fourth quarter reflects broader macro weakness especially in Europe and the Americas. We focus on managing what is in our control enabling NXP to drive resilient profitability and earnings in an uncertain demand environment,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Third Quarter 2024:

•Revenue was $3.25 billion, down 5 percent year-on-year;
•GAAP gross margin was 57.4 percent, GAAP operating margin was 30.5 percent and GAAP diluted Net Income per Share was $2.79;
•Non-GAAP gross margin was 58.2 percent, non-GAAP operating margin was 35.5 percent, and non-GAAP diluted Net Income per Share was $3.45;
•Cash flow from operations was $779 million, with net capex investments of $186 million, resulting in non-GAAP free cash flow of $593 million;
•During the third quarter of 2024, NXP continued to execute its capital return policy with the payment of $259 million in cash dividends, and the repurchase of $305 million of its common shares. The total capital return of $564 million in the quarter represented 95 percent of third quarter non-GAAP free cash flow. On a trailing twelve month basis, capital return to shareholders represented $2.4 billion or 87 percent of non-GAAP free cash flow. The interim dividend for the third quarter 2024 was paid in cash on October 9, 2024 to shareholders of record as of September 12, 2024. On August 29th, the NXP board of directors authorized an additional $2.0 billion for share repurchases, resulting in a $2.64 billion share repurchase balance at the end of the third quarter. Subsequent to the end of the third quarter, between September 30, 2024 and November 1, 2024, NXP executed via a 10b5-1 program additional share repurchases totaling $117 million;
•On August 20, 2024, ESMC, the previously announced manufacturing joint venture between TSMC, Robert Bosch GmbH, Infineon Technologies AG and NXP Semiconductors N.V. held a groundbreaking ceremony to mark the initial phase of construction of its first semiconductor fab in Dresden, Germany;
•On September 4, 2024, Vanguard International Semiconductor Corporation and NXP Semiconductors N.V. announced the receipt of all necessary governmental approvals from relevant authorities and injected capital to officially establish the previously announced VisionPower Semiconductor Manufacturing Company Pte Ltd (VSMC) manufacturing joint venture. The company will now proceed with the planned construction of VSMC’s first 300mm wafer manufacturing facility;
•On September 10, 2024, NXP announced the Trimension® SR250, the industry’s first single-chip, UWB solution to enable Industrial and IoT applications that integrates on-chip processing capabilities with both short-range UWB-based radar and secure ranging;
•On September 17, 2024, NXP announced the MC33777, the world’s first electric vehicle battery junction box IC that consolidates essential BMS functions into a single device; and
•On September 24, 2024, NXP announced the new i.MX RT700 crossover MCU family, designed to power smart AI-enabled edge devices, such as wearables, consumer medical devices, smart home devices and HMI platforms.

Summary of Reported Third Quarter 2024 ($ millions, unaudited) (1)

	Q3 2024	Q2 2024	Q3 2023	Q - Q	Y - Y
Total Revenue	$3,250	$3,127	$3,434	4%	-5%
GAAP Gross Profit	$1,866	$1,792	$1,965	4%	-5%
Gross Profit Adjustments (i)	$(26)	$(41)	$(45)
Non-GAAP Gross Profit	$1,892	$1,833	$2,010	3%	-6%
GAAP Gross Margin	57.4%	57.3%	57.2%
Non-GAAP Gross Margin	58.2%	58.6%	58.5%
GAAP Operating Income (Loss)	$990	$896	$992	10%	—%
Operating Income Adjustments (i)	$(163)	$(175)	$(211)
Non-GAAP Operating Income	$1,153	$1,071	$1,203	8%	-4%
GAAP Operating Margin	30.5%	28.7%	28.9%
Non-GAAP Operating Margin	35.5%	34.3%	35.0%
GAAP Net Income (Loss) attributable to Stockholders	$718	$658	$787
Net Income Adjustments (i)	$(172)	$(171)	$(178)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$890	$829	$965
GAAP diluted Net Income (Loss) per Share (ii)	$2.79	$2.54	$3.01
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.45	$3.20	$3.70

Additional information
	Q3 2024	Q2 2024	Q3 2023	Q - Q	Y - Y
Automotive	$1,829	$1,728	$1,891	6%	-3%
Industrial & IoT	$563	$616	$607	-9%	-7%
Mobile	$407	$345	$377	18%	8%
Comm. Infra. & Other	$451	$438	$559	3%	-19%
DIO	149	148	134
DPO	60	64	60
DSO	30	27	25
Cash Conversion Cycle	119	111	99
Channel Inventory (weeks / months)	8 / 1.9	7 / 1.7	7 / 1.5
Gross Financial Leverage (iii)	1.9x	1.9x	2.1x
Net Financial Leverage (iv)	1.3x	1.3x	1.3x
1.Additional Information for the Third Quarter 2024:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Fourth Quarter 2024: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,000	$3,100	$3,200		$3,000	$3,100	$3,200
Q-Q	-8%	-5%	-2%		-8%	-5%	-2%
Y-Y	-12%	-9%	-6%		-12%	-9%	-6%
Gross Profit	$1,674	$1,746	$1,820	$(35)	$1,709	$1,781	$1,855
Gross Margin	55.8%	56.3%	56.9%		57.0%	57.5%	58.0%
Operating Income (loss)	$810	$872	$936	$(184)	$994	$1,056	$1,120
Operating Margin	27.0%	28.1%	29.3%		33.1%	34.1%	35.0%
Financial Income (expense)	$(87)	$(87)	$(87)	$(10)	$(77)	$(77)	$(77)
Tax rate	17.2%-18.2%				16.3%-17.3%
NCI & Other	$(14)	$(14)	$(14)	$(3)	$(11)	$(11)	$(11)
Shares - diluted	257.0	257.0	257.0		257.0	257.0	257.0
Earnings Per Share - diluted	$2.26	$2.46	$2.66		$2.93	$3.13	$3.33

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(10) million; Share-based Compensation, $(15) million; Other Incidentals, $(10) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(39) million; Share-based Compensation, $(118) million; Restructuring and Other Incidentals, $(27) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(10) million;
4.GAAP Non-Controlling Interest (NCI) and Other is expected to include results relating to non-foundry equity-accounted investees $(3) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit

(provision), (xi) Results relating to non-foundry equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, November 5, 2024 at 8:00 a.m. U.S. Eastern Standard Time (EST) to review the third quarter 2024 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $13.28 billion in 2023. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; increasing and evolving cybersecurity threats and privacy risks, including theft of sensitive or confidential data; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; the ability to maintain good relationships with NXP's suppliers; and a change in tax laws could have an effect on our estimated effective tax rate. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023

Revenue	$3,250	$3,127	$3,434
Cost of revenue	(1,384)	(1,335)	(1,469)
Gross profit	1,866	1,792	1,965
Research and development	(577)	(594)	(601)
Selling, general and administrative	(265)	(270)	(294)
Amortization of acquisition-related intangible assets	(29)	(28)	(71)
Total operating expenses	(871)	(892)	(966)
Other income (expense)	(5)	(4)	(7)
Operating income (loss)	990	896	992
Financial income (expense):
Extinguishment of debt	—	—	—
Other financial income (expense)	(82)	(75)	(75)
Income (loss) before income taxes	908	821	917
Benefit (provision) for income taxes	(173)	(154)	(123)
Results relating to equity-accounted investees	(6)	(3)	(2)
Net income (loss)	729	664	792
Less: Net income (loss) attributable to non-controlling interests	11	6	5
Net income (loss) attributable to stockholders	718	658	787

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.82	$2.58	$3.06
Diluted	$2.79	$2.54	$3.01

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	254,458	255,478	257,488
Diluted	257,717	258,732	261,095

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	September 29, 2024	June 30, 2024	October 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,748	$2,859	$4,042
Short-term deposits	400	400	—
Accounts receivable, net	1,070	927	939
Inventories, net	2,234	2,148	2,140
Other current assets	574	546	495
Total current assets	7,026	6,880	7,616

Non-current assets:
Other non-current assets	2,641	2,290	2,236
Property, plant and equipment, net	3,309	3,289	3,197
Identified intangible assets, net	735	796	1,010
Goodwill	9,958	9,941	9,937
Total non-current assets	16,643	16,316	16,380

Total assets	23,669	23,196	23,996

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	899	929	959
Restructuring liabilities-current	52	62	16
Other current liabilities	1,542	1,622	1,990
Short-term debt	499	499	999
Total current liabilities	2,992	3,112	3,964

Non-current liabilities:
Long-term debt	9,683	9,681	10,173
Restructuring liabilities	4	7	3
Deferred tax liabilities	57	48	44
Other non-current liabilities	1,189	1,003	1,014
Total non-current liabilities	10,933	10,739	11,234

Non-controlling interests	338	327	310
Stockholders’ equity	9,406	9,018	8,488
Total equity	9,744	9,345	8,798

Total liabilities and equity	23,669	23,196	23,996

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
Cash flows from operating activities:
Net income (loss)	$729	$664	$792
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	218	213	273
Share-based compensation	115	114	103
Amortization of discount (premium) on debt, net	—	1	1
Amortization of debt issuance costs	2	1	2
Results relating to equity-accounted investees	6	3	2
(Gain) loss on equity securities, net	7	3	4
Deferred tax expense (benefit)	(40)	(23)	(33)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(167)	10	40
(Increase) decrease in inventories	(86)	(46)	(34)
Increase (decrease) in accounts payable and other liabilities	118	(220)	(128)
(Increase) decrease in other non-current assets	(134)	40	(49)
Exchange differences	7	5	5
Other items	4	(4)	10
Net cash provided by (used for) operating activities	779	761	988

Cash flows from investing activities:
Purchase of identified intangible assets	(26)	(55)	(42)
Capital expenditures on property, plant and equipment	(186)	(185)	(200)
Proceeds from the disposals of property, plant and equipment	—	1	—
Purchase of investments	(159)	—	(31)
Net cash provided by (used for) investing activities	(371)	(239)	(273)

Cash flows from financing activities:
Dividends paid to common stockholders	(259)	(260)	(262)
Proceeds from issuance of common stock through stock plans	39	3	36
Purchase of treasury shares and restricted stock unit withholdings	(305)	(310)	(306)
Other, net	(1)	—	(1)
Net cash provided by (used for) financing activities	(526)	(567)	(533)

Effect of changes in exchange rates on cash positions	7	(4)	(3)
Increase (decrease) in cash and cash equivalents	(111)	(49)	179
Cash and cash equivalents at beginning of period	2,859	2,908	3,863
Cash and cash equivalents at end of period	2,748	2,859	4,042

Net cash paid during the period for:
Interest	27	86	38
Income taxes, net of refunds	196	193	165
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	—	1	—
Book value of these assets	—	(1)	—
Non-cash investing activities:
Non-cash capital expenditures	125	166	167

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
GAAP Gross Profit	$1,866	$1,792	$1,965
PPA Effects	(12)	(12)	(13)
Restructuring	—	(4)	—
Share-based compensation	(14)	(15)	(14)
Other incidentals	—	(10)	(18)
Non-GAAP Gross Profit	$1,892	$1,833	$2,010
GAAP Gross margin	57.4%	57.3%	57.2%
Non-GAAP Gross margin	58.2%	58.6%	58.5%
GAAP Research and development	$(577)	$(594)	$(601)
Restructuring	—	(4)	4
Share-based compensation	(58)	(58)	(53)
Other incidentals	—	—	(2)
Non-GAAP Research and development	$(519)	$(532)	$(550)
GAAP Selling, general and administrative	$(265)	$(270)	$(294)
PPA effects	(1)	(1)	(1)
Restructuring	—	2	—
Share-based compensation	(43)	(41)	(36)
Other incidentals	(2)	(2)	(4)
Non-GAAP Selling, general and administrative	$(219)	$(228)	$(253)
GAAP Operating income (loss)	$990	$896	$992
PPA effects	(42)	(41)	(85)
Restructuring	—	(6)	4
Share-based compensation	(115)	(114)	(103)
Other incidentals	(6)	(14)	(27)
Non-GAAP Operating income (loss)	$1,153	$1,071	$1,203
GAAP Operating margin	30.5%	28.7%	28.9%
Non-GAAP Operating margin	35.5%	34.3%	35.0%
GAAP Income tax benefit (provision)	$(173)	$(154)	$(123)
Income tax effect	9	15	45
Non-GAAP Income tax benefit (provision)	$(182)	$(169)	$(168)
GAAP Net income (loss) attributable to stockholders	$718	$658	$787
PPA Effects	(42)	(41)	(85)
Restructuring	—	(6)	4
Share-based compensation	(115)	(114)	(103)
Other incidentals	(6)	(14)	(27)
Other adjustments:
Adjustments to financial income (expense)	(12)	(8)	(10)
Income tax effect	9	15	45
Results relating to equity-accounted investees, excluding Foundry investees[1]	(6)	(3)	(2)
Non-GAAP Net income (loss) attributable to stockholders	$890	$829	$965

Additional Information:
1. Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

($ in millions except share data)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
GAAP net income (loss) per common share attributable to stockholders - diluted	$2.79	$2.54	$3.01
PPA Effects	(0.16)	(0.16)	(0.33)
Restructuring	—	(0.02)	0.01
Share-based compensation	(0.45)	(0.44)	(0.40)
Other incidentals	(0.02)	(0.06)	(0.10)
Other adjustments:
Adjustments to financial income (expense)	(0.05)	(0.03)	(0.03)
Income tax effect	0.04	0.06	0.17
Results relating to equity-accounted investees, excluding Foundry investees[1]	(0.02)	(0.01)	(0.01)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.45	$3.20	$3.70

Additional Information:
1.Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Financial Reconciliation of GAAP to non-GAAP Financial income (expense) (unaudited)

($ in millions)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
GAAP Financial income (expense)	$(82)	$(75)	$(75)
Foreign exchange loss	(3)	(2)	(3)
Other financial expense	(9)	(6)	(7)
Non-GAAP Financial income (expense)	$(70)	$(67)	$(65)

NXP Semiconductors
Table 6: Financial Reconciliation of GAAP to non-GAAP Other income (expense) (unaudited)

($ in millions)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
GAAP Other income (expense)	$(5)	$(4)	$(7)
Other incidentals	(4)	(2)	(3)
Non-GAAP Other income (expense)	$(1)	$(2)	$(4)

NXP Semiconductors
Table 7: Financial Reconciliation of GAAP to non-GAAP Results relating to equity-accounted investees (unaudited)

($ in millions)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
GAAP Results relating to equity-accounted investees	$(6)	$(3)	$(2)
Results of equity-accounted investees, excluding Foundry investees[1]	(6)	(3)	(2)
Non-GAAP Results relating to equity-accounted investees	$—	$—	$—

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 8: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
GAAP Net income (loss)	$729	$664	$792
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	82	75	75
(Benefit) provision for income taxes	173	154	123
Depreciation	149	146	163
Amortization	69	67	110
EBITDA (Non-GAAP)	$1,202	$1,106	$1,263
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	6	3	2
Restructuring	—	6	(4)
Share-based compensation	115	114	103
Other incidental items	6	14	27
Adjusted EBITDA (Non-GAAP)	$1,329	$1,243	$1,391
Trailing twelve month adjusted EBITDA (Non-GAAP)	5,235	5,297	5,384

Additional Information:
1.Refer to Table 7 above for further information regarding the results relating to equity-accounted investees.

($ in millions)	Three months ended
	September 29, 2024	June 30, 2024	October 1, 2023
Net cash provided by (used for) operating activities	$779	$761	$988
Net capital expenditures on property, plant and equipment	(186)	(184)	(200)
Non-GAAP free cash flow	$593	$577	$788
Trailing twelve month non-GAAP free cash flow	$2,759	$2,954	$2,568
Trailing twelve month non-GAAP free cash flow as percent of Revenue	21%	23%	20%